Exhibit 99.2

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and American Stock Exchanges

NEWS

Vista Gold Corp. Announces Year-End Financial Results

Denver, Colorado March 15, 2007 - Vista Gold Corp. (TSX & AMEX: VGZ) announced today its financial results for the year ended December 31, 2006, as filed on March 15, 2007, with the U.S. Securities and Exchange Commission in Vista’s Annual Report on Form 10-K. For the year ended December 31, 2006, Vista reported a consolidated net loss of US$4.2 million or US$0.16 per share compared to the 2005 consolidated net loss of US$4.6 million or US$0.24 per share. The decrease of US$0.4 million in the net loss for 2006 is primarily due to increased interest income of US$1.0 million resulting from an increase in interest earned on Vista’s liquid bank account and the Hycroft restricted cash account, partially offset by increased corporate administration and investor relations costs of US$0.6 million.

Vista received net cash from financing activities of US$54.3 million in 2006 compared to US$7.9 million in 2005. The US$54.3 million in 2006 consisted primarily of net proceeds of US$3.2 million from a February, 2006 equity private placement; net proceeds from exercises of warrants aggregating US$22.7 million; and net proceeds of US$29.4 million from a public offering of common shares in November 2006.

Net cash used in investing activities in 2006 was US$4.2 million compared to US$8.4 million in 2005. The decrease of US$4.2 million can be attributed to a decrease of US$5.6 million for the acquisitions of subsidiaries net of cash, reflecting the cash expended as partial consideration for the acquisition of the Mt. Todd gold mine for US$1.3 million in 2006, compared to expenditures during 2005 of US$1.6 million for the acquisition of the Awak Mas project and US$5.3 million cash expended as partial consideration for the acquisition of F.W. Lewis, Inc. properties.  This decrease is offset by an increase in property expenditures during 2006 of US$1.1 million. Net cash used for operations in both 2006 and 2005 was US$3.4 million.  The unused cash received from financing activities in 2006 is on hand as working capital.

Vista’s financial position included current assets at December 31, 2006, of US$50.6 million compared to US$3.1 million at December 31, 2005 and total assets of US$92.7 million at December 31, 2006, compared to US$38.0 million at December 31, 2005. Total liabilities at December 31, 2006, were US$5.6 million compared to US$4.6 million at December 31, 2005; these liabilities included US$4.7 million in 2006 and US$4.1 million in 2005 for accrued reclamation and closure costs at the Hycroft mine which are offset by US$5.3 million in 2006 and US$5.1 million in 2005 in a restricted cash account which is included in total assets. Shareholders’ equity was US$87.1 million at December 31, 2006, compared to US$33.4 million at December 31, 2005.  Vista’s working capital as of December 31, 2006, was US$49.8 million which increased by US$47.2 million from US$2.6 million as of December 31, 2005.

Of Vista’s current working capital, Vista anticipates investing US$25 million in common stock of Allied Nevada Gold Corp. (“Allied Nevada”) in connection with the previously announced arrangement transaction involving Vista, Allied Nevada and Carl and Janet Pescio (the “Pescios”).  Allied Nevada will use US$15 million of this investment as partial consideration for the purchase of the Pescios’ Nevada mineral assets.  As part of the transaction, Vista shareholders will exchange each of their Vista common shares and will receive, subject to applicable withholding taxes, (i) one new Vista common share and (ii) a pro rata portion of (A) the number of Allied Nevada common shares received by Vista as part of the arrangement less (B) the number of Allied Nevada shares retained by Vista to facilitate payment of any taxes payable in respect of the arrangement.  Holders of Vista options will exchange their options for options to acquire Allied Nevada shares and options to acquire newly created Vista shares, and holders of Vista warrants will have their warrants adjusted in accordance with the terms of the warrants.  In November 2006, Vista received the securityholder and court approvals required as conditions for completion of the transaction.  Subject to receipt of the remaining required approvals, as well as completion of the registration of Allied Nevada’s common shares under the United States Securities Exchange Act of 1934, the transaction is currently expected to close in the first quarter or early second quarter of 2007.

Selected Financial Data

	Years ended December 31
	2006	2005
	U.S. $000’s, except loss per share
Results of operations
Net loss	$(4,171)	$(4,584)
Basic and diluted loss per share	$(0.16)	$(0.24)

Net cash used in operations	$(3,431)	$(3,379)
Net cash used in investing activities	(4,177)	(8,448)
Net cash provided by financing activities	54,279	7,938

Financial position
Current assets	$50,643	$3,094
Total assets	92,731	37,999
Current liabilities	893	452
Total liabilities	5,604	4,596
Shareholders’ equity	87,127	33,403

Working capital	$49,750	$2,642

The annual general meeting of Vista’s shareholders has been scheduled for Monday, May 7, 2007, at 10:00 a.m., Vancouver time, at the offices of Borden Ladner Gervais LLP, located at Suite 1200, 200 Burrard Street, Vancouver, British Columbia, Canada.

Vista Gold Corp., based in Littleton, Colorado, evaluates and acquires gold projects with defined gold resources. Additional exploration and technical studies are undertaken to maximize the value of the projects for eventual development. Vista’s holdings include the Maverick Springs, Mountain View, Hasbrouck, Three Hills, Wildcat projects, the F. W. Lewis, Inc. properties and the Hycroft mine, all in Nevada, the Long Valley project in California, the Yellow Pine project in Idaho, the Paredones Amarillos and Guadalupe de los Reyes projects in Mexico, the Amayapampa project in Bolivia, the Awak Mas project in Indonesia and the Mt. Todd project in Australia.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as future business strategy, competitive strengths, goals, expansion and growth of Vista’s or Allied Nevada’s businesses, operations, plans and other such matters are forward-looking statements. When used in this press release, the words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista and Allied Nevada, including anticipated consequences of the contemplated transaction described herein, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks that Vista’s or Allied Nevada’s acquisition, exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; potential effects on Vista’s or Allied Nevada’s operations of environmental regulations in the countries in which they operate; risks due to legal proceedings; uncertainty of being able to raise capital on favorable terms or at all; and risks that may affect Vista’s ability to complete the contemplated transaction described herein including risks that Vista may be unable to obtain required third party approvals; as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and other documents filed with the U.S. Securities and Exchange Commission. Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Gregory G. Marlier at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.